EXHIBIT 10.1

SUPPLY AGREEMENT

This Supply Agreement (the "Agreement") made as of this the Effective Date (defined below) AMX, LLC a Delaware Limited Liability company with its principal place of business at 3000 Research Drive, Richardson, Texas 75082 (the "Customer"), and BEST CIRCUIT BOARDS, INC., a Texas corporation (the "Supplier").

RECITALS

WHEREAS, the Customer and the Supplier desire that the Supplier shall act as the exclusive supplier of printed circuit boards as more particularly described on Exhibit A (the "Product") for the Customer under the terms and conditions of this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises and covenants expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. PURPOSE.

The purpose of this Agreement is to establish a relationship between the Customer and the Supplier for the supply of Product. The initial requirements of the Product are set forth on Exhibit A. The requirements of the Product may be modified and supplemented from time to time in accordance with Section 3.2 through the preparation of a new Exhibit A dated after the Effective Date of this Agreement and executed by the parties hereto.

TERM OF AGREEMENT.

1.1 The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue through the Original Termination Date as set forth on Exhibit A unless sooner terminated as provided herein.

1.2 Notwithstanding anything to the contrary in Section 2.1, above, this Agreement shall be automatically deemed renewed for successive Two (2) year term (each, a "Termination Date"), unless terminated by either party by written notice to the other party at least thirty (30) days prior to the Original Termination Date or each succeeding Termination Date.

SECTION 2. MANUFACTURING AND SUPPLY OF PRODUCT.

2.1 The Supplier agrees to manufacture or have manufactured Product for and on behalf of the Customer which Product will be made according to the Customer's specifications and in accordance with the purchase orders submitted by the Customer and/or Customer's contract manufacturer from time to time during the Term of this Agreement.

2.2 The Customer shall be entitled to amend the specifications for Product as it develops improved or alternative Product; provided that the Supplier, in all cases, shall receive advance notice of any changed specifications, and shall be allowed reasonable time, in working with the Customer and its representatives, to develop whatever additional or modified process that may be necessary to manufacture the new or improved Product in accordance with such changed specifications.

2.3 The Customer and its representatives, at their sole cost and expense, shall have the right to inspect the manufacturing process during normal business hours at the manufacturing plant of the Supplier or its subcontractors, which plant may be overseas. The failure to inspect shall not be deemed a waiver of any of the rights of the Customer. The Customer shall notify the Supplier of its intention to inspect at least ten (10) business days in advance, upon each occasion when it desires to exercise its rights under this paragraph.

SECTION 3. ORDERS

3.1 The Customer shall submit periodic and estimated annual usage of Product, which estimated annual usage may be reviewed quarterly and adjusted as necessary by the Customer and the Supplier. The estimated annual usage provided by the Customer shall include such information as may be necessary to enable the Supplier to properly plan the manufacture of the Product. Commencing the fourth calendar quarter of 2006, the Supplier will have manufactured approximately twenty-five percent (25%) of the estimated annual usage during each calendar quarter of this Agreement. The Supplier shall further maintain an adequate and balanced level of Product inventory which may be necessary to enable the Supplier to promptly fulfill purchase orders from the Customer and/or Customer's contract manufacturer. If adequate supply is not maintained, Supplier agrees to manufacture Product locally in Texas.

3.2 With respect to each individual order by the Customer for Product, the Customer and/or Customer's contract manufacturer shall submit a written purchase order to the Supplier. Each order shall include: (a) the quantity and description of the Product to be purchased; (b) the requested delivery dates therefor; (c) shipping and insurance instructions; and (d) any other information that the Customer and/or Customer's contract manufacturer deems necessary or desirable in light of the circumstances of the order. The Supplier shall accept purchase orders issued to it by the Customer and/or Customer's contract manufacturer by written notification to the Customer within five (5) business days after receipt of each such order. All orders which are consistent with prior ordering patterns shall be deemed accepted five (5) business days after receipt, unless rejected for reasons permitted herein. Purchase orders for Product in excess of historic quarterly usage may be accepted by the Supplier provided that the Customer and/or Customer's contract manufacturer agrees to pay expedited or premium prices for such Product if incurred by the Supplier. The Supplier will package and ship all quantities of Product ordered from it by the Customer and/or Customer's contract manufacturer hereunder in accordance with the Customer's and/or Customer's contract manufacturer instructions.

3.3 Notwithstanding anything to the contrary contained in this Section 4, in the event that the Customer shall not have submitted purchase orders to the Supplier for Product which the Supplier has held in inventory for at least ninety (90) days, the parties agree that, on the ninety-first (91st) day any such Product is held, the Supplier shall ship such Product to the Customer in accordance with the shipping and insurance instructions most recently received by the Supplier for the most recent purchase order fulfilled.

SECTION 4. PRICING

The purchase price paid by the Customer and/or Customer's contract manufacturer for the Product ordered by the Customer shall be at the prices set forth on Exhibit A attached hereto and incorporated herein by reference, plus all applicable taxes and shall be subject to the Supplier's standard terms and conditions. Any terms of any purchase orders which shall conflict with the terms and provisions of this Agreement shall be of no force and effect and the provisions of this Agreement shall in all cases control the relationship between the parties. Additionally, the Customer shall reimburse the Supplier for any governmental tariffs or taxes imposed on the import/export of Product from foreign countries.

SECTION 5. PAYMENTS

5.1 Payment for all orders shall be due in full within thirty (30) days following the date of invoice. All orders shall be sold F.O.B. Wylie, Texas. In case of manufacturing outside the United States, the Customer and the Supplier shall enter into mutually acceptable agreements with regard to delivery terms. Notwithstanding the destination for shipment and delivery of any orders, all invoices shall be directed to the Customer and/or Customer's contract manufacturer depending on which company issued the purchase order.

5.2 In the event the Customer and/or Customer's contract manufacturer is late in paying of any invoice, the Supplier may discontinue shipments or place the Customer and/or Customer's contract manufacturer on a COD or prepayment basis. Interest at the rate of the lesser of one percent (1%) per month or the highest annual rate allowed by applicable law will be assessed for overdue invoices.

SECTION 6. LIMITATION OF SUPPLIER'S AUTHORITY

The Supplier shall be an independent contractor. Under no circumstances shall the Supplier or its representatives, agents or employees be deemed the agent of the Customer for any purpose, nor shall the Supplier enter into any contract or make any representation or commitment in the name of or on behalf of the Customer or attempt to represent in any manner that it is the agent of the Customer. The Supplier will conduct all of its business in its own name and in such manner as it may deem fit and shall be responsible for paying its own employees.

SECTION 7. CONFIDENTIALITY

7.1 The parties hereto recognize that during the performance of this Agreement, each may have occasion to conceive, create, develop, review, or receive information that is considered or determined by the other party to be confidential or proprietary, including information relating to inventions, patent, trademark and copyright applications, improvements, know-how, specifications, drawings, cost or pricing data, process flow diagrams, customer or vendor lists, bills, ideas, and/or any other written material referring to same ("Confidential Information"). Each party hereto acknowledges and agrees that the Confidential Information of a party is that party's sole and exclusive property. Confidential Information shall not include information generally known to the public or information developed or known to a party prior to this Agreement or developed without any violation of this Agreement.

7.2 Both during the Term of this Agreement and thereafter:

      The parties agree to maintain in confidence the other party's Confidential Information unless or until (i) such Confidential Information shall have been made public by an act or omission of a Person other than a party hereto, or (ii) the relevant party hereto shall receive such Confidential Information from an unrelated Person on a nonconfidential basis, whichever shall first occur.

      The parties hereto further agree to use all reasonable precautions to ensure that all Confidential Information of the other party is protected properly and kept from unauthorized Persons or disclosure.

      Each party agrees, upon the written request of the other party hereto, to return promptly to the requesting party all materials, writings, equipment, models, mechanisms, and the like obtained from or through such requesting party, including but not limited to all Confidential Information.

      Each party hereto agrees that it will not, without first obtaining the prior written permission of the other, directly or indirectly utilize such other party's Confidential Information in its own business, except as may be necessary to fulfill such party's obligations under this Agreement.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

Each party represents and warrants to the other party that the following statements are true, correct, and complete:

A. Corporate Power and Authority. Each party has all requisite corporate, limited liability company, limited partnership or other power, as applicable, and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

B. Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Agreement have been duly authorized by all necessary corporate, limited liability company, limited partnership or other organizational action, as applicable, on the part of the Supplier.

C. Governmental Consents. The execution and delivery by each party of this Agreement and the performance by each party of this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

D. Binding Obligation. This Agreement has been duly executed and delivered by each party and this Agreement is the legally valid and binding obligation of each party, enforceable against such party in accordance with its terms.

SECTION 9. TERMINATION.

9.1 Either party may terminate this Agreement on sixty (60) days' written notice to the other party in the event of a breach of any material provision of this Agreement by the other party; provided that, during the 60-day period, the breaching party fails to cure such breach or, should the breach not be curable within said 60-day period, the breaching party has not initiated steps to cure such breach.

9.2 Either party may immediately terminate this Agreement if the other party shall file any action or proceeding, or have filed any action or proceeding against it, under any federal or state bankruptcy, insolvency, reorganization or receivership laws.

9.3 No termination of this Agreement shall in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of, or failure to perform, any covenant, agreement, duty or obligation contained herein.

SECTION 10. WARRANTY

All Product purchased pursuant to this Agreement shall be subject to the Supplier's standard warranty. Product furnished by Supplier pursuant to any and all Customer and/or Customer's contract manufacturer purchase orders issued hereunder shall be deemed non-conforming if they are defective or fail to comply in any way with Supplier's product specifications and/or instructions. Customer may return non-conforming Product to Supplier for credit, refund of purchase price, repair, or replacement at Customer's sole option; Supplier shall bear all costs and risk of loss. Product returned to Supplier for replacement shall be shipped within five (5) business days following receipt thereof.

10.2 Indemnity. To the extent representations, warranties or commitments are extended by Customer to End Users or any other person, such representations, warranties, and commitments will be those of the Customer alone and will not be attributed to Supplier, and Customer agrees to defend, indemnify and hold Supplier harmless against any and all claims by any third parties whatsoever arising by reason of any such representations, warranties or commitments made by the Customer.

SECTION 11. TRANSFER AND ASSIGNMENT

Neither party may sell, assign, or otherwise transfer this Agreement or any of their rights or obligations hereunder to any other party without the express written consent of the non-assigning party; provided, that the Customer may, in accordance with applicable law and upon written notice to the Supplier, at any time and from time to time assign all or any part of its rights and obligations under this Agreement in connection with any Change of Control (as hereinafter defined). "Change of Control" means the sale of all or substantially all of the assets of the Customer or a sale or transfer of a majority of the capital stock of the Customer in one or more transactions.

SECTION 12. BINDING AGREEMENT

This Agreement shall be binding on the parties hereto, and their permitted assigns, representatives and successors.

SECTION 13. CHANGES AND ALTERATIONS

No modification, addition or renewal of or to this Agreement shall be effective unless in writing and properly executed by the parties hereto.

SECTION 14. NOTICES

All notices required hereunder from either party hereto to the other shall be in writing and shall be considered to have been duly given or served if delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, to the other party at its address set forth on the signature page hereto or at such other address of which notice has been given in accordance with this Agreement. Notices shall be deemed effective on the date of delivery, if delivered personally, or three (3) business days after mailing, if mailed.

SECTION 15. WAIVER OF BREACH

One or more waivers of any breach of any covenant, term, or condition of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term, or condition.

SECTION 16. GOVERNING LAW

This Agreement shall be interpreted in accordance with and governed by the internal laws of the State of TEXAS without regard to principles of conflicts of laws.

SECTION 17. CONTRACT TERMS EXCLUSIVE

This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. The parties acknowledge and agree that neither has made any representations with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except as specifically set forth in this Agreement.

SECTION 18. SEVERABILITY

. Any provision hereof held to contravene the law of any jurisdiction shall be deemed deleted herefrom, and all other provisions hereof shall remain in full force and effect.

SECTION 19. FORCE MAJURE

Neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war or terrorism, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act, or failure of the Internet, provided that the delayed party: (a) gives the other party prompt notice of such cause, and (b) uses commercially reasonable efforts to correct such failure of delay in performance promptly. Notwithstanding anything to the contrary stated herein, this Agreement and the parties' performance of the obligations entered upon herein shall be subject to all laws, both present and future, of any government having jurisdiction over the Parties and to the orders, regulations, and directions of any such government or any department, agency, or corporation thereof.

12.01 Construction. This Agreement is the product of joint draftsmanship and shall not be construed against one party more strictly than against the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Effective Date: November 30, 2006

SUPPLIER:

Best Circuit Boards, Inc., a Texas corporation

By: __________________________________
Name: Brad J Peters
Title: CFO

Addresses:

901 Hensley
Wylie, Texas 75098

CUSTOMER:

_______________________________________
AMX, LLC
3000 Research Drive
Richardson, TX 75082
By: ____________________________________
Name: __________________________________
Title: ___________________________________

Exhibit A

PRICING SCHEDULE